SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2004

SE GLOBAL EQUITIES CORP.
(Exact name of Registrant as specified in charter)

MINNESOTA
(State or other jurisdiction of incorporation)

000-26347	410985135
(Commission File Number)	(IRS Employer Identification No.)

SP.O. Box 297, 1142 South Diamond Bar Boulevard, Diamond Bar, CA 91765
(Address of principal executive offices)

Registrant's telephone number, including area code: (604) 871-9909

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

SE Global Equities Corp. has appointed Mr. Hong-Lip Yow as its new President and Chief Operating Officer.  Mr. Toby Chu, who formerly held the position of President, will continue to serve as Chief Executive Officer and has been appointed Chairman of SE Global Equities Corp.

ITEM 6. RESIGNATION OF DIRECTORS

Not Appliable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

EXHIBITS

99.1     Press Release dated January 6, 2004.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SE GLOBAL EQUITIES CORP

By:

/s/ Toby Chu
_________________________________

Toby Chu, President and CEO

Dated: January 6, 2004